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                                                                    Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-43874 of The Princeton Review, Inc. on Form S-1 of our report dated August 5, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Historical Financial Data" and "Experts" in such Prospectus.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of The Princeton Review, Inc., listed in Item 16(b). This financial statement scheduled is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
November 15, 2000